Exhibit 99.1

Tiffany Responds to Baseless and Misleading Counterclaims Filed by LVMH

Reiterates contractual requirement to complete transaction on agreed terms

NEW YORK – September 29, 2020 – Tiffany & Co. (NYSE: TIF) today responded to baseless and misleading counterclaims finally filed yesterday by LVMH Moët Hennessy-Louis Vuitton SE (“LVMH”) in Delaware Chancery Court — 18 days after LVMH said it intended to assert claims.

Chairman of the Board Roger Farah said, “LVMH’s specious arguments are yet another blatant attempt to evade its contractual obligation to pay the agreed-upon price for Tiffany. Tiffany has acted in full compliance with the Merger Agreement, and we are confident the Court will agree at trial and require specific performance by LVMH. Had LVMH actually believed the allegations made in its complaint, there would have been no need for LVMH to procure the letter from the French Foreign Minister as an excuse for its refusal to close.”

Chief Executive Officer Alessandro Bogliolo said, “I am so proud of how Tiffany has gone above and beyond during the pandemic to deliver our brand mission and keep delighting our customers, even in the most uncertain of times. I want to thank the entire Tiffany team for their continued professionalism and dedication in the face of baseless accusations and misinformation.”

In response to LVMH’s allegations, Tiffany reiterated several key points:

More Evidence of LVMH’s Bad Faith Continues to Come to Light

In early September, LVMH stated publicly that it would be unable to complete its acquisition of Tiffany because it had received a directive from a French government official that prohibits the acquisition prior to the outside date under the Merger Agreement. LVMH subsequently asserted publicly that the letter was not solicited by LVMH. However, on the floor of the French parliament last week, the Minister who signed the letter admitted that he only sent the letter in response to an inquiry from LVMH. Despite Tiffany’s many requests, LVMH still has not provided Tiffany or the Court with a copy of the letter. LVMH’s seeking this letter was a clear violation of its obligations under the Merger Agreement, and Tiffany anticipates that more of LVMH’s duplicity will come to light during the trial.

LVMH’s Claim of a Material Adverse Effect Is Baseless

LVMH’s claim of a Material Adverse Effect (MAE) is baseless and still has no factual, contractual or legal support. As previously stated, Tiffany experienced a single quarter of losses before returning to profitability and projects fourth-quarter earnings in 2020 greater than those in the same period in 2019 — the exact opposite of LVMH’s unsupported claims that the “Pandemic has devastated Tiffany’s business” and that “Tiffany’s recent woes are just the beginning of its troubles.” Nothing alleged by LVMH has come close to meeting the MAE definition in the Merger Agreement, which excludes all “changes or conditions generally affecting the industries in which [Tiffany] operate[s]” and “general economic or political conditions.”

Tiffany Has Operated in the Ordinary Course

LVMH has still offered no support for its claim that Tiffany breached its obligation to conduct its business in the ordinary course. LVMH’s criticism of Tiffany’s payment of dividends continues to ignore the fact that those payments were not just “technically permitted”; they were expressly authorized by the Merger Agreement and excluded from any “ordinary course” limitations. In any event, dating back to shortly after its 1987 IPO, Tiffany has never missed or reduced a dividend payment, even during recessions, financial crises and the September 11 attacks, spanning 131 consecutive quarters. As of September 25, 2020, Tiffany has more than $1.2 billion in cash and has no liquidity constraints. The real reason LVMH complains about the dividend payments is that it wanted the cash left in the company for its benefit rather than paid to Tiffany shareholders as negotiated in the Merger Agreement.

LVMH also criticizes Tiffany for closing its stores in Arizona, Florida and Texas “five days to over two weeks” before the closures were mandated by law in those states. LVMH cannot show that the steps Tiffany took to protect the health and welfare of its employees and customers during the pandemic violated the Merger Agreement. Tiffany took swift action around the world to protect the safety of its stakeholders during the pandemic, and those actions were entirely consistent with its legal obligations, its Code of Business and Ethical Conduct, and its brand and corporate identity. The fact that LVMH felt compelled to even suggest that Tiffany’s decision to close a limited number of stores “five days to over two weeks” early in order to protect employees and customers provides adequate grounds to walk away from its contractual obligations underscores the obvious weakness of its case.

Tiffany Was Not At Risk of Breaching Debt Covenants

LVMH’s suggestion that Tiffany secretly negotiated amendments to credit facilities to avoid breaching debt covenants and “improperly” drew down additional debt is misleading. In reality, Tiffany proactively and prudently sought to gain additional flexibility under its credit facilities in the face of uncertainty related to the pandemic, similar to the actions taken by numerous other businesses in many industries. Moreover, these actions were permitted under the Merger Agreement, and not a penny of the money that was drawn down out of an abundance of caution has yet to be spent.

LVMH’s Efforts to Deny its Interference in the Regulatory Approvals Process are Shameless

LVMH’s efforts to shift the blame for foot-dragging in the regulatory process cannot hide the fact that LVMH took almost 10 months even to submit its notification to start the clock on the European Commission’s merger clearance process – and only did so after Tiffany filed a lawsuit against it. LVMH’s breach has resulted in a delay in closing the merger that should have occurred at the end of June so the harm to Tiffany and its shareholders is significant and ongoing.

About Tiffany & Co.

In 1837, Charles Lewis Tiffany founded his company in New York City where his store was soon acclaimed as the palace of jewels for its exceptional gemstones. Since then, TIFFANY & CO. has become synonymous with elegance, innovative design, fine craftsmanship and creative excellence. During the 20th century, its fame thrived worldwide with store network expansion and continuous cultural relevance, as exemplified by Truman Capote’s Breakfast at Tiffany’s and the film starring Audrey Hepburn.

Today, with more than 14,000 employees, TIFFANY & CO. and its subsidiaries design, manufacture and market jewelry, watches and luxury accessories - including nearly 5,000 skilled artisans who cut diamonds and craft jewelry in the Company’s workshops, realizing its commitment to superlative quality. TIFFANY & CO. has a long-standing commitment to conducting its business responsibly, sustaining the natural environment, prioritizing diversity and inclusion, and positively impacting the communities in which we operate.

The Company operates more than 300 TIFFANY & CO. retail stores worldwide as part of its omni-channel approach. To learn more about TIFFANY & CO., as well as its commitment to sustainability, please visit www.tiffany.com.

Contact

Jason Wong

(973) 254-7612

jason.wong@tiffany.com

Forward-Looking Statements:

Certain statements in this release including, without limitation, statements relating to the pending merger and conditions to closing of the pending merger as well as statements that refer to expectations for Tiffany’s performance in future periods, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the merger and about the future plans, assumptions and expectations for Tiffany’s business and its results. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” “may,” “will,” or other similar expressions may identify such forward-looking statements.

These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in forward-looking statements, including, as a result of factors, risks and uncertainties over which we have no control. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include, but are not limited to, the following: (i) conditions to the completion of the merger may not be satisfied or the regulatory approvals required for the merger may not be obtained, in each case, on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or affect the ability of the parties to recognize the benefits of the merger; (iii) the effect of the announcement or pendency of the merger on Tiffany’s business relationships, operating results, and business generally; (iv) risks that the merger disrupts Tiffany’s current plans and operations and potential difficulties in Tiffany’s employee retention; (v) risks that the merger may divert management’s attention from Tiffany’s ongoing business operations; (vi) potential litigation that may be instituted against Tiffany or its directors or officers related to the merger or the Merger Agreement and any adverse outcome of any such potential litigation; (vii) the amount and timing of the costs, fees, expenses and other charges related to the merger, including in the event of any unexpected delays and in light of the pending merger-related litigation; (viii) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period, or at all, which may affect Tiffany’s business and the price of the common stock of Tiffany; (ix) any adverse effects on Tiffany by other general industry, economic, business and/or competitive factors; (x) the COVID-19 pandemic, including the duration and scope thereof, the availability of a vaccine or cure that mitigates the effect of the virus, the potential for additional waves of outbreaks and changes in financial, business, travel and tourism, consumer discretionary spending and other general consumer behaviors, political, public health and other conditions, circumstances, requirements and practices resulting therefrom; (xi) protest activity in the U.S.; and (xii) such other factors as are set forth in Tiffany’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its most recently filed Form 10-Q for the quarter ended July 31, 2020, its Form 10-K for the fiscal year ended January 31, 2020, the definitive proxy statement on Schedule 14A, filed with the SEC on January 6, 2020, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Tiffany’s financial condition, results of operations, credit rating, liquidity or stock price. In addition, there can be no assurance that the merger will be completed, or if it is completed, that it will close in the timeframe previously anticipated, or that the expected benefits of the merger will be realized. Because Tiffany does not know when, or if, the merger will be completed, Tiffany has not included certain costs related to the closing of the merger, such as advisor fees, litigation-related expenses, and expenses related to the acceleration of equity pursuant to the terms of the Merger Agreement, in its financial forecasts for the remainder of the fiscal year ending January 31, 2021 or any future period. These expenses are expected to be significant, although the vast majority of these costs will only be incurred if and when the merger is ultimately completed.

Forward-looking statements reflect the views and assumptions of management as of the date of this release with respect to future events. Tiffany does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this release does not constitute an admission by Tiffany or any other person that the events or circumstances described in such statement are material.